Exhibit 99.1

For Release: IMMEDIATELY

William S. Poole Appointed to BDSI Board

Pharmaceutical industry executive brings over

30 years of experience to BDSI

Morrisville, North Carolina, April 29, 2005 – BioDelivery Sciences International, Inc. (NASDAQ: BDSI, BDSIW) today announced the appointment of William S. Poole to the company’s board of directors, effective April 28, 2005.

Mr. Poole has extensive experience in the biopharmaceutical and medical device industries for over thirty years. From 1972 to early 1996, Mr. Poole worked for Lederle Laboratories, a Division of American Cyanamid Company. During his 24-year career at Cyanamid, Mr. Poole held positions of increasing responsibility and held the position of World-Wide Division President of the Medical Device Division when Wyeth acquired Cyanamid in 1995. He later served as President, North American Pharmaceuticals, of Novo Nordisk Pharmaceuticals, and also as President of Biovail Pharmaceuticals. In both of these companies, Mr. Poole was instrumental in aggressively growing revenue, building a solid management team and dramatically improving profitability. As President of these firms, Mr. Poole had total P&L responsibility and directly oversaw vice presidents in charge of manufacturing, research & development, sales, legal, marketing, finance, regulatory and human resources functions. In recent years, Mr. Poole has acted as a private consultant and, until his appointment to the board, Mr. Poole served as a member of the Commercial Advisory Board of BDSI’s subsidiary, Arius Pharmaceuticals.

Dr. Mark A. Sirgo, President and COO of BDSI, stated “We are honored to have Bill join the BDSI board. In addition to offering a great deal of wisdom and experience to our endeavors, we are particularly pleased to add his extensive experience in drug commercialization. As BDSI proceeds forward in moving its specialty pharmaceutical formulations through regulatory approval and to market, Bill’s experience with the commercialization process will, we expect, offer us great insight which will help us achieve our goals.”

Separately, BDSI announced the resignation of Robert G.L. Shorr as a member of the board of directors. The company announced that Dr. Shorr resigned to pursue additional interests. Dr. Sirgo commented, “We are grateful to Rob Shorr for his service to BDSI. He leaves our board in good standing, and we wish him the best in his future endeavors.” The company also announced that the board will decide on new committee assignments in the coming weeks in light of the appointment of Mr. Poole and the resignation of Dr. Shorr.

BioDelivery Sciences International, Inc. is a specialty biopharmaceutical company that is exploiting its licensed and patented drug delivery technologies to develop and commercialize, or partner with third parties on, clinically-significant new formulations of proven therapeutics, nutraceuticals and micronutrients. The company’s drug delivery technologies include: (i) the patented Bioral® nanocochleate technology, designed for a potentially broad base of applications, and (ii) the patented BEMA™ (transmucosal or mouth) drug delivery technology being developed by the company’s Arius Pharmaceuticals subsidiary. Arius is developing products for the “acute” treatment opportunities such as pain, anxiety, nausea and vomiting, and infections. The company’s headquarters are located in

Morrisville, North Carolina and its principal laboratory is located in Newark, New Jersey.

Note: Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such statement may include, without limitation, statements with respect to the Company’s plans (including, without limitation, its initiation of clinical trials and the FDA approval process), objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

L.G. Zangani, LLC provides financial public relations service to the Company. As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of monies, capital stock in the Company, warrants or options to purchase capital in the Company.

Contact:

Mark Sirgo, Pharm.D.

President and Chief Operating Officer

BioDelivery Sciences International, Inc.

(919) 653-5160

Leonardo Zangani

Investor Relations

L.G. Zangani LLC

(908) 788-9660